UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

STL MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55013	20-4387296
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 Boulder Crescent, Suite 102

Colorado Springs, CO 80903

(Address of principal executive offices) (Zip Code)

(719) 219-5797

(Registrant’s telephone number, including area code)

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2014, the Board of Directors (the “Board”) of STL Marketing Group, Inc. (the “Company”) approved the formation of PhoneSuite Solutions, Inc. (“PSS”), as a Delaware corporation and a wholly owned subsidiary of the Company. On June 16, 2014, the Board approved the issuance of one-hundred (100) shares of common stock of PSS to the Company (the “Subsidiary Shares”). The Subsidiary Shares represent 100% of the authorized shares of common stock of PSS.

On June 24, 2014, PSS, as the Company’s wholly owned subsidiary, entered into a Strategic Alliance and Distribution Agreement (the “Agreement”) with Call Management Products, Inc. (“CMP”), a Colorado corporation in the business of designing, manufacturing, marketing, and selling telecommunications products. The Agreement provides that PSS will establish a dealer network and market and sell CMP’s products both internationally and in the United States (the “Territory”). In the domestic market PSS will market to the general business market, excluding the hospitality and assisted living verticals. Internationally, PSS may sell to all markets and develop both the hospitality and general business marketplaces.

Additionally, the Agreement provides that PSS will develop the Territories at its cost and promote CMP’s brands, name and products consistently across the globe. PSS is an exclusive Strategic Ally for CMP’s products in the Territory. The Agreement provides that, each year, PSS and CMP will mutually establish a sales quota for PSS to meet, with the first quota set for fiscal 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STL MARKETING GROUP, INC.

Date: July 2, 2014	By:	/s/ Jose P. Quiros
	Name:	Jose P. Quiros
	Title:	Chief Executive Officer